           As filed with the Securities and Exchange Commission on May 31, 1996

                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          CONNECTIVE THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                        94-3173928
(State of incorporation)                   (I.R.S. Employer Identification No.)

                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)

                             -----------------------

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                                 1994 STOCK PLAN
                         1995 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                THOMAS G. WIGGANS
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                          CONNECTIVE THERAPEUTICS, INC.
                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (415) 843-2800
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                 Joshua L. Green
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 10 Pages
                             Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

- -------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------

                                                                     Proposed
                                                Maximum Amount        Maximum      Proposed Maximum     Amount of
                                                     to be        Offering Price       Aggregate       Registration
    Title of Securities to be Registered         Registered(1)       Per Share      Offering Price         Fee
- -------------------------------------------------------------------------------------------------------------------
1995 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.001 par value.........................     100,000 Shares     $ 8.08(2)       $   808,000.00      $   278.62

1994 STOCK PLAN
   Common Stock Issuable upon Exercise of
   Outstanding Options,
   $0.001 par value.........................   1,040,404 Shares     $ 1.66(3)       $ 1,727,070.64      $   595.54

   Common Stock Reserved for Grant of
   Additional Options,
   $0.001 par value.........................     209,101 Shares     $ 9.50(4)       $ 1,986,459.50      $   684.99

1995 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................     150,000 Shares     $ 9.50(4)       $ 1,425,000.00      $   491.38

                  TOTAL                        1,499,505 Shares                     $ 5,946,530.14      $ 2,050.53

- -----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as Amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on May 24, 1996, multiplied by 85% (rounded to the nearest cent), which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 24, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on February 1, 1996 pursuant to Rule 424(b) of the Securities Act the "Prospectus". The Registrant's Prospectus contains audited financial statements for the Registrant's fiscal year ended December 31, 1995.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed on April 30, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act of 1934 on December 11, 1995, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES.
        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 3,934 shares of the Registrant's Common Stock in the aggregate.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
        Not applicable.

Item 8. EXHIBITS.

         Exhibit
         Number
         -------
           4.1*     Amended and Restated Certificate of Incorporation.

           4.2*     Bylaws.

           4.3*     1994 Stock Plan and form of Option Agreement and Stock
                    Purchase Agreement.

           4.4*     1995 Employee Stock Purchase Plan and form of Subscription
                    Agreement.

           4.5*     1995 Directors' Stock Option Plan and form of Option
                    Agreement.

           5.1      Opinion of Venture Law Group, a Professional Corporation.

          23.1      Consent of Venture Law Group, a Professional Corporation
                    (included in Exhibit 5.1).

          23.2      Consent of Ernst & Young LLP, Independent Auditors.

          24.1      Powers of Attorney (see p. 6).

         -----------------

         * Incorporated by reference to exhibit in the Company's Registration Statement on Form S-1 and Amendments
                  No. 1, 2, 3, and 4 thereto (Registration No. 33-80261) which became effective on January 31, 1996.

Item 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CONNECTIVE THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this May 31, 1996.

                                  CONNECTIVE THERAPEUTICS, INC.


                                  By: /s/ Thomas G. Wiggans
                                      -----------------------------------------
                                      Thomas G. Wiggans
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas G. Wiggans and Cynthia M. Butitta, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                    Title                               Date
        ---------                                    -----                               ----
/s/ G. Kirk Raab                         Chairman of the Board                       May 31, 1996
- ------------------------------
G. Kirk Raab

/s/ Thomas G. Wiggans                    President, Chief Executive Officer and      May 31, 1996
- ------------------------------             Director (Principal Executive Officer)
Thomas G. Wiggans

/s/ Cynthia M. Butitta                   Vice President of Finance and               May 31, 1996
- ------------------------------            Administration and Chief Financial
Cynthia M. Butitta                        Officer (Principal Financial and
                                          Accounting Officer)


                                         Director                                    May 31, 1996
- ------------------------------
Edward P. Amento, M.D.

/s/ Alexander E. Barkas, Ph.D.           Director                                    May 31, 1996
- ------------------------------
Alexander E. Barkas, Ph.D.

/s/ Eugene A. Bauer, M.D.                Director                                    May 31, 1996
- ------------------------------
Eugene A. Bauer, M.D.

/s/ Robert E. Curry, Ph.D.               Director                                    May 31, 1996
- ------------------------------
Robert E. Curry, Ph.D.

/s/ Brian H. Dovey                       Director                                    May 31, 1996
- ------------------------------
Brian H. Dovey

/s/ Thomas D. Kiley                      Director                                    May 31, 1996
- ------------------------------
Thomas D. Kiley

/s/ Joseph J. Ruvane, Jr.                Director                                    May 31, 1996
- --------------------------------
Joseph J. Ruvane, Jr.

                                         Director                                    May 31, 1996
- --------------------------------
Petri T. Vainio, M.D., Ph.D.

                                INDEX TO EXHIBITS

Exhibit                                                                                              Page
Number                                                                                                No.
- -------                                                                                              ----
 4.1*         Amended and Restated Certificate of Incorporation.

 4.2*         Bylaws.

 4.3*         1994 Stock Plan and form of Option Agreement and Stock Purchase Agreement.

 4.4*         1995 Employee Stock Purchase Plan and form of Subscription Agreement.

 4.5*         1995 Directors' Stock Option Plan and form of Option Agreement.

 5.1          Opinion of Venture Law Group, a Professional Corporation.

23.1          Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

23.2          Consent of Ernst & Young LLP, Independent Auditors.

24.1          Powers of Attorney (see p. 6).

- --------------------
* Incorporated by reference to exhibit in the Company's Registration Statement on Form S-1 and Amendments No. 1, 2, 3, and 4 thereto (Registration No. 33-80261) which became effective on January 31, 1996.